                           SCHEDULE 14C INFORMATION
                           ------------------------

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT
                         OF 1934 (AMENDMENT NO. _____)


Check the appropriate box:

[ ]   Preliminary Information Statement
[ ]   Confidential, for Use of the Commission Only
        (as permitted by Rule 14c-5(d)(2))
[X]   Definitive Information Statement


 NORTH AMERICAN SCIENTIFIC, INC.
 ----------------------------------------------------------
(Name of Registrant As Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1) Title of each class of securities to which transaction applies:
          __________________________________________________________________

      (2) Aggregate number of securities to which transaction applies:
          __________________________________________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          __________________________________________________________________

      (4) Proposed maximum aggregate value of transaction:
          __________________________________________________________________

      (5) Total fee paid:
          __________________________________________________________________

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:
          __________________________________________________________________

      (2) Form, Schedule or Registration Statement No.:
          __________________________________________________________________

      (3) Filing Party:
          __________________________________________________________________

      (4) Date Filed:
          __________________________________________________________________

                          North American Scientific, Inc.
                               7435 Greenbush Avenue
                             North Hollywood, CA 91605

May 4, 1998

TO OUR STOCKHOLDERS:

The Board of Directors of North American Scientific, Inc., a Delaware corporation (the "Company") is soliciting your consent to amend the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's common stock (the "Common Stock") from ten million (10,000,000) to forty million (40,000,000). The Board of Directors asks that you return your written consent by May 29, 1998 to expedite the consent solicitation process. These materials are being mailed to stockholders on or about May 4, 1998.

The Board of Directors believes that it is in the best interest of the Company and its stockholders to amend the Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance by the Company. This will provide the Company with the flexibility it needs for future financings, acquisitions, stock dividends or stock splits, for issuances under the Company's employee benefit plans and for other general corporate purposes.

Before the amendment can be effective, the holders of a majority of the Company's outstanding stock must give their written consent. If your shares are held in street name, your broker may consent, on your behalf, to increase the number of shares of Common Stock the Company is authorized to issue, if you do not direct your broker to refuse consent.

IT IS IMPERATIVE THAT THE COMPANY RECEIVES YOUR CONSENT TO THE ATTACHED PROPOSAL AS SOON AS POSSIBLE.

The Company will file an amendment to the Certificate of Incorporation with the Secretary of State of Delaware when the Company receives consents from the holders of a majority of the Company's outstanding Common Stock. The Board of Directors has already approved the proposed amendment to the Certificate of Incorporation. The Company expects to make this filing on or about June 1, 1998.

The Board of Directors asks you to consent to the amendment. This Information Statement provides you with detailed information about the proposed amendment. In addition, you may obtain information about the Company from documents that the Company has filed with the Securities and Exchange Commission. The Company encourages you to read this Information Statement carefully.

                                                         L. Michael Cutrer
                                     PRESIDENT AND CHIEF EXECUTIVE OFFICER

        PLEASE COMPLETE, SIGN, AND RETURN THE ACCOMPANYING CONSENT CARD
                              BY MAY 29, 1998.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU CONSENT TO THE PROPOSED
               AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                        NORTH AMERICAN SCIENTIFIC, INC.

                             INFORMATION STATEMENT

                 WRITTEN CONSENT SOLICITATION OF STOCKHOLDERS
                               MAY 4, 1998

      This Information Statement and the enclosed consent are being mailed in connection with the solicitation of written consents by the Board of Directors of North American Scientific, Inc., a Delaware corporation (the "Company"). These materials were first mailed to stockholders on or about May 4, 1998 to stockholders of record of April 20, 1998 (the "Record Date").

      The mailing address of the principal executive office of the Company is 7435 Greenbush Avenue, North Hollywood, CA 91605.

                        VOTING RIGHTS AND SOLICITATION

      Any stockholder executing a consent has the power to revoke it at any time before July 6, 1998 (or, if earlier, the date on which at least the minimum number of shares have consented in order to approve the proposal) by delivering written notice of such revocation to the Secretary of the Company. The cost of soliciting consents will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expenses in forwarding solicitation material. Solicitation will be made primarily through the use of the mail, but regular employees of the Company may, without additional remuneration, solicit consents personally by telephone or telegram. To assist in the solicitation process, the Company has retained U.S. Stock Transfer Corporation. The fee for such services will be approximately Four Hundred Fifty Dollars ($450.00), plus reasonable expenses incurred to distribute solicitation materials.

      The Board of Directors has fixed April 20, 1998 as the Record Date for determining those stockholders who are entitled to give consents. At the close of business on the Record Date, the Company had 6,424,689 issued and outstanding shares of Common Stock (the "Common Stock"). All share figures in this Information Statement reflect the 3-for-2 split of the Company's Common Stock in the form of a 50% stock dividend distribution on April 30, 1998 to holders of record on April 20, 1998. Each share of Common Stock is entitled to one vote on this matter.

      This matter requires the affirmative vote of a majority of the outstanding shares. Abstentions (including failures to return consents) and broker nonvotes have the same effect as a negative vote. Brokers may return a consent for shares held in street name in favor of the proposal absent contrary instructions from the beneficial owner of such shares. Under
Delaware law, written consents of stockholders are valid for up to sixty (60) days, beginning on the date the first consent is executed. The Board of Directors is asking for stockholders to return their consents by May 29, 1998 for the purpose of expediting the consent solicitation process.
--------------------------------------------------------------------------------
                     WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS A REQUEST FOR STOCKHOLDER APPROVAL BY WRITTEN CONSENT. YOU ARE REQUESTED TO INDICATE WHETHER YOU APPROVE OF THE PROPOSED CORPORATE ACTION ON THE CARD ENCLOSED FOR THAT PURPOSE, AND TO RETURN THAT CARD TO US.

                                   PROPOSAL

               AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION
                    TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF
                      COMMON STOCK FROM 10,000,000 TO 40,000,000

      The Board of Directors has unanimously adopted resolutions declaring it advisable to amend the Company's Certificate of Incorporation to increase the total number of shares of Common Stock which the Company shall have authority to issue from ten million (10,000,000) to forty million (40,000,000) and to submit the proposal to stockholders.

      The authorized number of shares of Common Stock would be increased by thirty million (30,000,000) as a result of the proposed amendment. The Company currently has 6,424,689 shares of Common Stock outstanding, 1,216,825 shares reserved for issuance under the Company's Amended and Restated 1996 Stock Option Plan and 171,000 shares reserved for issuance upon exercise of warrants. Thus, there remains a balance of only 2,187,486 shares of Common Stock available for all other corporate purposes. If the proposed amendment is approved, there will be 32,187,486 shares of Common Stock available for such purposes.

      Approval of the proposed amendment will enable the Board of Directors of the Company, without the necessity of stockholder approval unless otherwise required under applicable law, regulation or exchange listing agreement, to issue additional shares of Common Stock when needed for the raising of capital, acquisitions, stock splits and dividends, stock options and other corporate purposes. At the present time there are no negotiations or commitments which would involve the issuance of any shares of Common Stock except those already reserved for issuance and described above.

      The authorization of additional shares of Common Stock will not, by itself, have any effect on the rights of the holders of Common Stock. Nonetheless, any issuance of additional shares of Common Stock would, among other things, have a dilutive effect on earnings per share of Common Stock, on the voting rights of present stockholders, and on the equity of present holders of Common Stock. In addition, depending on the circumstances, the issuance of Common Stock could have the effect of delaying, preventing or influencing a change in control of the Company and could make more difficult the removal of the present management. The issuance of additional shares of Common Stock could, depending on the circumstances, have the effect of blocking a take-over of the Company and thereby depriving the present stockholders of a premium price for their shares. The Company's stockholders do not have pre-emptive rights with respect to the future issuance of securities by the Company.

                               APPROVAL REQUIRED

      The affirmative vote of a majority of the outstanding shares of Common Stock is required for approval of the amendment to the Company's Certificate of Incorporation.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE INCREASE IN THE COMPANY'S AUTHORIZED SHARES OF COMMON STOCK TO FORTY MILLION (40,000,000) SHARES. ABSTENTIONS SHALL HAVE THE EFFECT OF VOTES AGAINST THIS PROPOSAL. IF YOUR SHARES ARE HELD IN STREET NAME, YOUR BROKER MAY VOTE FAVORABLY FOR THIS PROPOSAL ON YOUR BEHALF, UNLESS YOU INSTRUCT YOUR BROKER OTHERWISE.

                              DISSENTER'S RIGHTS

      Delaware law does not provide for dissenters' rights with respect to the proposal being acted upon.

          HOLDINGS OF STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth information known to the Company regarding the beneficial ownership of the Company's Common Stock as of April 20, 1998 by (i) each person who is known by the Company to own more than 5% of the Company's outstanding Common Stock, (ii) each of the Company's directors, and (iii) all existing directors and executive officers of the Company as a group:


NAME AND ADDRESS                     AMOUNT AND NATURE OF           PERCENT
OF BENEFICIAL OWNER(1)               BENEFICIAL OWNERSHIP(2)         CLASS
Larry Berkin                               326,700(5)                 5.1%

L. Michael Cutrer                          495,000(4)                 7.6%

Dr. Allan M. Green                          37,500(5)                  *

Irwin J. Gruverman                         444,750(3)                 6.8%

Michael C. Lee                             156,450(5)                 2.4%

Mentor Corporation
5425 Mollister Avenue
Santa Barbara, CA 93111                    375,000                    5.8%

Tudor Investment Corporation
One Liberty Plaza (51st Floor)
New York, NY 10006                         450,000(6)                 7.0%

All existing directors and executive     1,467,900(3)(4)(5)          21.6%
officers as a group (5 persons)

______________________
*Denotes less than 1%

(1) Except where indicated, the address of each stockholder is c/o the Company, 7435 Greenbush Avenue, North Hollywood, California.
(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Percentage beneficially owned is based on a total of 6,424,689 shares of Common Stock outstanding as of April 20, 1998.
     Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of April 20, 1998 are deemed outstanding for computing the percentage of the person holding such options or warrants but are not outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.
(3) Includes 28,500 shares held in a fund of which the reporting person is general partner and 82,500 shares subject to outstanding options which are immediately exercisable. Excludes 30,000 shares owned by reporting person's spouse, as to which reporting person disclaims beneficial ownership.
(4) Includes 120,000 shares subject to outstanding options which are immediately exercisable. Excludes 3,750 shares owned by the reporting person's spouse and 12,562 shares subject to vested options owned by the reporting person's spouse over which the reporting person disclaims beneficial ownership.
(5) Includes 37,500 shares subject to outstanding options which are deemed exercisable.
(6) Information taken from Schedule 13D which states that the information is as of January 21, 1998. Includes 427,050 shares held in investment funds to which the reporting person provides investment advice. Also includes 22,950 shares in an investment fund which is under common control with the reporting person.

                                       BY ORDER OF THE BOARD OF DIRECTORS,



                                                         L. Michael Cutrer
                                     PRESIDENT AND CHIEF EXECUTIVE OFFICER

May 4, 1998

                        NORTH AMERICAN SCIENTIFIC, INC.

          WRITTEN CONSENT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Please return the consent promptly to the Company at 7435 Greenbush Avenue North Hollywood, CA 91605.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

     Proposal to amend the Certificate of Incorporation to increase the authorized shares of Common Stock from ten million (10,000,000) to forty million (40,000,000).

     [   ]     Vote FOR       [   ]     Vote AGAINST        [   ]     ABSTAIN


                              (Please sign and date below)

                                   Dated: ___________________________, 1998


                                   ______________________________________
                                        Signature of Stockholder(s)


                                   ______________________________________
                                        Signature of Stockholder(s)




                                             If signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such,
                                             and, if signing for a corporation,
                                             give your title.  When shares are
                                             in the names of more than one
                                             person, each should sign.